SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549

                            ----------------


                                FORM 8-K

                             CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(D) OF THE

                     SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  SEPTEMBER 21, 1998





                        REPUBLIC ENGINEERED STEELS, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




      DELAWARE                    33-70578              52-1635079
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(STATE OR OTHER JURISDICTION   (COMMISSION FILE       (IRS EMPLOYER
  OF INCORPORATION)                NUMBER)            IDENTIFICATION. NO.)




  410 OBERLIN ROAD, S.W.           MASSILLON,  OHIO             44648
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)




REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE  (330) 837-6000



                                 NOT APPLICABLE
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)






NYFS10...:\79\69579\0012\2027\FRM9238S.380

Item 5.  Other Events

      On September 23, 1998, Republic Engineered Steels, Inc., a Delaware corporation ("Republic"), announced that the anticipated merger (the "Merger") of RES Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of RES Holding Corporation ("RES Holding"), with and into Republic became effective at 1:30 p.m. on September 21, 1998. The Merger became effective upon the filing of the Certificate of Ownership and Merger, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein and made a part hereof by this reference, with the Office of the Secretary of State of the State of Delaware. As a result of the Merger, Republic has become a wholly-owned subsidiary of RES Holding.

      Republic also announced on September 23, 1998 that, as a result of the Merger, Republic has requested the National Association of Securities Dealers, Inc. to delist Republic's common stock from the Nasdaq Stock Market and is deregistering its common stock under the federal securities laws.

      A copy of the press release, dated September 23, 1998, announcing the effectiveness of the Merger and Republic's intent to delist its common stock from the Nasdaq Stock Market and to deregister its common stock under the federal securities laws, is filed herewith as Exhibit 99.2 and incorporated herein and made a part hereof by this reference.





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
ITEM 7.  EXHIBITS

      99.1 Certificate of Ownership and Merger, dated September 21, 1998.

      99.2 Press release, dated September 23, 1998.



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
                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    September 24, 1998.




                              REPUBLIC ENGINEERED STEELS, INC.



                              By:  /s/ Harold V. Kelly
                                   -------------------------------------
                                   Name:   Harold V. Kelly
                                   Title:    Executive Vice President






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
                                  EXHIBIT INDEX




      Exhibit Number          Description
      --------------          -----------


      99.1                    Certificate of Ownership and Merger, dated
                              September 21, 1998.

      99.2                    Press release, dated September 23, 1998.





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